UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2022

Mirum Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38981	83-1281555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Tower Lane Suite 1050
Foster City, California	94404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 667-4085

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MIRM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On December 16, 2022, Carol L. Brosgart, M.D., notified the board of directors (the “Board”) of Mirum Pharmaceuticals, Inc. (the “Company”) of her resignation as a director of the Company and as a member of the Nominating and Corporate Governance Committee of the Board, effective December 19, 2022. Dr. Brosgart’s resignation was not the result of any dispute or disagreement with the Company on any matter related to the Company’s operations, policies or practices. Following Dr. Brosgart’s resignation, she plans to assume a new role as the Company’s senior advisor in science and policy.

(d)

On December 19, 2022, the Board, upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Lon Cardon, Ph.D., FMedSci, to the Board, effective immediately. Dr. Cardon will serve as a Class I director, with an initial term expiring at the Company’s 2023 Annual Meeting of Stockholders. Dr. Cardon will initially serve on the Nominating and Corporate Governance Committee of the Board and will succeed Carol L. Brosgart, M.D., on such committee, effective immediately.

Pursuant to the Company’s Non-Employee Director Compensation Policy (as it may be amended from time to time, the “Policy”), Dr. Cardon was granted a stock option to purchase 34,000 shares of the Company’s common stock in connection with his appointment to the Board, which will vest in three equal annual installments measured from the date of grant, subject to Dr. Cardon’s continuous service as of each such date. In addition, in accordance with the Policy, Dr. Cardon will also receive an annual cash retainer of $40,000 for his Board service and $4,000 for his service on the Nominating and Corporate Governance Committee thereof, each of which will be pro-rated for 2022. In addition, commencing with the Company’s 2023 Annual Meeting of Stockholders, Dr. Cardon will be eligible to receive an annual option grant to purchase 17,000 shares of the Company’s common stock, which amount shall be pro-rated in accordance with the Policy by the number of full months served on the Board as of such meeting, rounded to the nearest whole share, and subject to his continuous service as of each such date.

Dr. Cardon has entered into the Company’s standard form of indemnification agreement. There were no arrangements or understandings between Dr. Cardon and any other persons pursuant to which he was selected as a director, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission between Dr. Cardon and the Company required to be disclosed herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mirum Pharmaceuticals, Inc.

Date: December 19, 2022	By:	/s/ Christopher Peetz
Christopher Peetz
President and Chief Executive Officer